Exhibit 99.1
Jazz Pharmaceuticals Completes Acquisition of Actio Biosciences

Acquisition adds ABS-1230, a clinical-stage, potential first-in-class precision therapy for KCNT1-related epilepsy

Transaction strengthens Jazz’s epilepsy pipeline and reinforces its commitment to advance treatment options in rare disease

DUBLIN, September 15, 2026 – Jazz Pharmaceuticals plc (Nasdaq: JAZZ) (“Jazz” or the “Company”) today announced the successful completion of its acquisition of privately-held Actio Biosciences, Inc. (“Actio”) for $820 million upfront. Actio is now a wholly-owned subsidiary of Jazz.
“ABS-1230 holds the promise of being a transformative, first-in-class therapy for individuals living with KCNT1-related epilepsy,” said Renee Gala, president and chief executive officer of Jazz Pharmaceuticals. “By completing the acquisition of Actio Biosciences, we are combining their cutting-edge precision biology with Jazz’s proven global development capabilities. We look forward to partnering with advocates, clinicians, and regulators to move with urgency, rapidly advance this vital treatment, and further diversify our rare disease pipeline.”
ABS-1230 is designed to be a potent and selective orally available small molecule KCNT1 inhibitor for the treatment of KCNT1-related epilepsy. In preclinical studies, ABS-1230 inhibited KCNT1 across all evaluable pathogenic mutations, indicating potential to treat all patients with KCNT1-related epilepsy. In an early clinical proof-of-concept trial, children with KCNT1-related epilepsy who received ABS-1230 experienced meaningful seizure reductions. ABS-1230 has the potential to provide patients with the convenience of an oral therapy. ABS-1230 has received Fast Track, Rare Pediatric Disease and Orphan Drug Product designations from the U.S. Food and Drug Administration and has been accepted into the agency’s Rare Disease Evidence Principles process.

Transaction Details
Jazz completed the acquisition of Actio Biosciences through the merger of Knight Acquisition Corp. (the “Merger Sub”), a Delaware corporation, an indirect wholly-owned subsidiary of Jazz, with and into Actio (the "Merger"). As a result of the Merger, the separate existence of the Merger Sub ceased, and Actio will continue as the surviving corporation and an indirect wholly-owned subsidiary of Jazz. As part of the transaction, Actio spun out a new privately-held entity to which certain non-ABS-1230 programs of Actio were transferred. The new, independent private company is funded by existing investors, with Jazz receiving a minority stake and certain related rights.

About Jazz Pharmaceuticals
Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is a global biopharma company whose purpose is to innovate to transform the lives of patients and their families. We are dedicated to developing life-changing medicines for people with rare disease – often with limited or no therapeutic options. We have a diverse portfolio of medicines, including leading therapies addressing epilepsies, cancers and sleep disorders. Our patient-focused and science-driven approach powers pioneering research and development advancements across our robust pipeline of innovative therapeutics. Jazz is headquartered in Dublin, Ireland with research and development laboratories, manufacturing facilities and employees in multiple countries committed to serving patients worldwide. Please visit www.jazzpharmaceuticals.com for more information.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Jazz and Actio, including statements regarding the prospective benefits of the acquisition, including benefits from ABS-1230's potential to become a first-in-class therapy for patients with KCNT1-related epilepsy and Jazz’s unique position to advance ABS-1230 rapidly and deliver a highly targeted, first-in-class therapy for people living with KCNT1-related epilepsy; the potential of ongoing and potential future clinical trials to confirm the clinical benefit of ABS-1230 and build upon the meaningful seizure reductions experienced by children in an early clinical proof-of-concept trial; and other statements that are not historical facts. Actual results could differ materially from those anticipated in these forward-looking statements. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period and that Jazz and Actio will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the effects of the transaction on relationships with employees, customers, suppliers, other business partners or governmental entities; significant transaction costs; unknown or inestimable liabilities; the risk of litigation and/or regulatory actions related to the acquisition; effectively launching and commercializing products and product candidates such as ABS-1230, if approved; the successful completion of development and regulatory activities with respect to ABS-1230; obtaining and maintaining adequate coverage and reimbursement for Jazz's products; the time-consuming and uncertain regulatory approval process; the costly and time-consuming pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients, including with respect to current and planned future clinical trials of ABS-1230; global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to Jazz's business operations and financial results; and other risks and uncertainties affecting Jazz, including those described from time to time under the caption "Risk Factors" and elsewhere in its filings and reports with the U.S. Securities and Exchange Commission, including Jazz's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and future filings and reports. Other risks and uncertainties of which the Company is not currently aware may also affect its forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this press release are made only as of the date hereof, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

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Jazz Contacts:
Media: CorporateAffairsMediaInfo@jazzpharma.com; Ireland +353 1 637 2141; U.S. +1 215 867 4948
Investor: InvestorInfo@jazzpharma.com; Ireland +353 1 634 7800; U.S. +1 650 496 2717